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                                                                  EXHIBIT 10.50

                        FIFTH AMENDMENT TO SECOND AMENDED
                          AND RESTATED CREDIT AGREEMENT
                       (RECEIVABLES AND INVENTORY); WAIVER


         This Fifth Amendment to Second Amended and Restated Credit Agreement (Receivables and Inventory); Waiver (this "Amendment") is entered into as of ________________, 1997, among Bank of America National Trust and Savings Association ("Bank") and GT Bicycles California, Inc. ("GTBC"), Riteway Products East, Inc. ("East"), Riteway Products North Central, Inc. ("North Central"), Rite-Way Distributors Central, Inc. ("Central"), Rite-Way Distributors, Inc. ("Distributors"), GT Bicycles, Inc. ("GT"). GTBC, East, North Central, Central, and Distributors are sometimes hereinafter referred to collectively as "Borrowers" and individually as a "Borrower."

                                    RECITALS
                                    --------

         A. Bank and Borrowers are parties to that certain Second Amended and Restated Credit Agreement (Receivables and Inventory) dated as of August 12, 1996, as modified by amendments dated September 15, 1996, October 15, 1996, October 31, 1996, and February 13, 1997 (as amended, the "Credit Agreement").

         B. The parties hereto now desire to amend the Credit Agreement on the terms and conditions set forth below.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Credit Agreement.

         2.   Amendments. The Credit Agreement shall be amended as follows:

              (a) Paragraph 8.4 is amended in full to read as follows:

                  "8.4 EBITDA; Fixed Charge Coverage Ratio. Cause GT to achieve on a consolidated basis (a) for the fiscal quarter ending June 30, 1997 only, net income from operations (determined without giving effect to extraordinary or non-recurring gains), plus, to the





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         extent deducted in calculating such net income, the sum of (i) income tax expense, plus (ii) interest expense, plus (iii) depreciation expense, plus (iv) amortization expense at least equal to Four Million Eight Hundred Thousand Dollars ($4,8000,000) and (b) for each fiscal quarter thereafter, a Fixed Charge Coverage Ratio of at least 1.20 to
         1.00. This ratio shall be calculated quarterly using the results of the most recently concluded quarterly accounting period and each of the three (3) immediately preceding quarterly accounting periods;"

              (b) Paragraph 8.6(g) is amended in full to read as follows:

                  "(g) additional indebtedness for the acquisition of fixed or capital assets, including capital lease obligations, which does not exceed an aggregate principal amount for Borrowers and Guarantors of Seven Million Dollars ($7,000,000) in GT's fiscal year ending 1997 and Three Million Dollars ($3,000,000) in any fiscal year of GT thereafter;"

              (c) Except as hereby amended, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.

         3.   Waiver. Bank hereby waives Borrowers' noncompliance with Paragraph
8.4 of the Credit Agreement for the fiscal quarter ended March 31, 1997. This waiver is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Credit Agreement, or under any agreement, or instrument mentioned in the Credit Agreement, or as a waiver of any other default of the same or of any other term or provision of the Credit Agreement.

         4. Representations and Warranties. Borrowers represent and warrant to Bank that: (i) after giving effect to the waiver provided in Paragraph 3 of this Amendment, no Event of Default under Credit Agreement and no event which, with notice or lapse of time or both, would become an Event of Default has occurred and is continuing; (ii) after giving effect to the waiver provided in Paragraph 3 of this Amendment, Borrowers' representations and warranties made under the Credit Agreement are true as of the date hereof; (iii) the making and performance by Borrowers of this Amendment have been duly authorized by all


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necessary corporate action; (iv) no consent, approval, authorization, permit, or license is required in connection with the making or performance of this Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BANK OF AMERICA NATIONAL                        GT BICYCLES CALIFORNIA, INC.
TRUST AND SAVINGS ASSOCIATION                   RITEWAY PRODUCTS EAST, INC.
                                                RITEWAY PRODUCTS NORTH
                                                    CENTRAL, INC.
By:                                             RITE-WAY DISTRIBUTORS
        ----------------------------            CENTRAL, INC.
        E.M. Amendt                             RITE-WAY DISTRIBUTORS, INC.
Title:  Vice President                          GT BICYCLES, INC.


                                                By:
                                                    ---------------------------
                                                    Michael Haynes
                                                    Title:  President


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